UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 24, 2008

Date of report (Date of earliest event reported)

Hawkins, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-7647	41-0771293
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 East Hennepin Ave. Minneapolis, MN	55413
(Address of principal executive offices)	(Zip Code)

Telephone Number: 612-331-6910

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2008, we announced the appointment of Kathleen P. Pepski to serve as Vice President, Chief Financial Officer, Secretary and Treasurer, effective March 3, 2008.

Ms. Pepski, age 53, most recently served as Executive Vice President and Chief Financial Officer at PNA Holdings, LLC and Katun Corporation, a privately-held global distribution company. She was responsible for all credit, financial reporting and controls, financial planning, information technology and treasury functions in that capacity from 2003 to 2007. From 2002 to 2003, Ms. Pepski served as Vice President of Finance at Hoffman Enclosures, a manufacturing subsidiary of Pentair, Inc. From 2000 to 2001, she served as Senior Vice President and Chief Financial Officer at BMC Industries, Inc., a publicly-held global manufacturing company. From 1994 to 2000, Ms. Pepski was the Vice President and Controller at The Valspar Corporation, a publicly-held global manufacturing company. From 1993 to 1994, Ms. Pepski was the Vice President of Finance and Administration of the School Products Group at Jostens, Inc, a consumer products company. From 1986 to 1993, she served in various roles at Noram Energy Corp., a publicly-held diversified natural gas company, including Vice President and Chief Financial Officer of the Arkla Pipeline Group and Vice President of Finance and Chief Financial Officer of EF Johnson, a subsidiary of Noram Energy Corp., among others. Ms. Pepski has more than thirty years of accounting and financial management experience, and she holds a Bachelor of Arts degree in accounting from Concordia College in Moorhead, Minnesota.

We have offered, and Ms. Pepski has accepted, certain terms of her employment via an offer letter, dated January 24, 2008. Ms. Pepski’s employment with us will commence on or before March 3, 2008 and will continue at-will until terminated by either the Company or Ms. Pepski. Her annual base salary will be $205,000, reviewed annually. In addition, we have agreed that Ms. Pepski will be eligible to participate in our benefit plans according to their terms, including our ESOP and Money Purchase Pension plan and participation in the incentive bonus plan detailed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 2007. Because March 2008 is the end of one of the six-month bonus periods, she will receive a prorated amount of her target bonus for that period.

Item 7.01.	Regulation FD Disclosure.

We issued a press release, dated February 4, 2008, announcing the appointment of Kathleen P. Pepski to serve as our Vice President, Chief Financial Officer, Secretary and Treasurer, attached hereto as Exhibit 10.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits

10	Press Release, dated February 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2008	HAWKINS, INC.
	By	/s/ John R. Hawkins
John R. Hawkins Chief Executive Officer

EXHIBIT INDEX

No.	Description	Manner of Filing

10	Press Release dated February 4, 2008.	Filed Electronically